EXHIBIT 99.1
                                                                    ------------



                 ATMI REPORTS FOURTH QUARTER AND FULL YEAR 2007
                                FINANCIAL RESULTS

o     4Q revenues up 17% to $98.4 million; diluted EPS increased 29% to $0.40.
o     4Q operating margins up 280 basis points year-over-year to 18.5%.
o     2007 revenues up 12% to $364.1 million; diluted EPS increased 7% to $1.16.
o     2008 guidance ranges: Revenues: $400-$420 million; diluted EPS:
      $1.32-$1.48.

      DANBURY, CT -- FEBRUARY 6, 2008 -- ATMI, Inc. (NASDAQ: ATMI) today reported financial results for the fourth quarter and full year 2007.

   4TH QUARTER 2007 RESULTS

   Revenues increased 17% to $98.4 million in the fourth quarter of 2007, compared with $84.4 million in the fourth quarter of 2006. Operating income increased 37% to $18.2 million, compared with $13.3 million a year ago, while earnings per diluted share were $0.40, compared with $0.31 per diluted share in the fourth quarter of 2006. Operating margin for the fourth quarter increased by 280 basis points to 18.5%, compared with 15.7% for the fourth quarter a year earlier and 16.6% for the third quarter of 2007.

   2007 FULL YEAR RESULTS

   For the year ended December 31, 2007, revenues were $364.1 million, up 12% from $325.9 million in 2006. Operating income increased 12% to $52.5 million compared with $47.0 million in 2006, and earnings per diluted share increased 7% to $1.16 from $1.08. Earnings per diluted share for 2006 included a $0.04 per share favorable tax reserve benefit. Excluding this one-time benefit in 2006, 2007 earnings per diluted share grew by 12%. Full-year operating cash flow was $64.9 million compared with $62.0 million in 2006.


                                   -- MORE --



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ATMI REPORTS FOURTH QUARTER AND FULL-YEAR 2007 FINANCIAL RESULTS -- PAGE 2 OF 7




      Doug Neugold, ATMI Chief Executive Officer, said, "We dealt with some challenging business conditions early in 2007, yet ended the year with very strong momentum, both in product sales and customer relationships. We put a new customer-focused organization in place and introduced several potentially game-changing products, including AutoClean(TM) and RegenSi(TM), which have established encouraging traction as we exit 2007."

      "Looking forward to 2008 and beyond, there are some industry challenges that we think create significant opportunities for ATMI. The increasing technological complexity of advanced chips is driving development costs to unprecedented levels. The strategic investments we made in 2007 in high throughput research and development capabilities are helping us to transform the development process, for both materials and the processes in which they are used. To fully capitalize on this opportunity, we are aggressively expanding our capability through investment in additional toolsets from Intermolecular, Inc. as well as the formation of a broader alliance focused on multiple key customers."

      Neugold continued, "Leveraging ATMI's industry-leading advanced materials portfolio, supply chain, and customer relationships with Intermolecular's highly efficient and effective technology platform should enable the leading integrated circuit producers to materially improve their return on development investments through lower direct costs and significantly reduced capital investments. The benefits for ATMI should include compressed product development cycles, significant expansion of our product portfolio and increased revenues, as well as longer term efficiency in our own research and development spending."



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ATMI REPORTS FOURTH QUARTER AND FULL-YEAR 2007 FINANCIAL RESULTS -- PAGE 3 OF 7


   Tim Carlson, Chief Financial Officer said, "We finished 2007 with strong financial performance and believe the two recent strategic initiatives we've begun present great opportunities for further growth. The acquisition of LevTech expands our process efficiency expertise in single-use manufacturing reactors and consumables used in the bio-pharmaceutical market and should enable us to significantly accelerate our growth in this market."

   "Our high throughput research and development investment includes establishing development platforms close to our key customers in multiple global locations. This expanded investment will drive an additional $6 million of research and development expense in 2008, which will begin ramping in the second quarter. While the combined LevTech and high throughput research and development investments will reduce our 2008 earnings by approximately $0.15 per diluted share, we expect to see the positive financial effect from these investments beginning in 2009."

   Summarizing the outlook for 2008, Carlson concluded, "Given the anticipated market growth, the prospects for new product introductions, and the initial effect from our strategic investments, we expect our revenues to be in the $400 to $420 million range, and earnings per diluted share in the $1.32 to $1.48 range."

A conference call (dial-in: 888.822.9375) discussing the company's recent financial results and business outlook will begin at 11:00 a.m. Eastern time, February 6, 2008. A replay of the call will be available for 48 hours at
800.642.1687 (access code 30942960). An audio webcast of the conference call will be available for 30 days on atmi.com.




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ATMI REPORTS FOURTH QUARTER AND FULL-YEAR 2007 FINANCIAL RESULTS -- PAGE 4 OF 7


      ATMI provides specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor industry. For more information, please visit atmi.com.

      ATMI, AutoClean and RegenSi, are trademarks or registered trademarks in the United States, other countries, or both.



      Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2008 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

                                     # # # #

For more information contact:
      Dean Hamilton
      Director, ATMI Investor Relations & Corporate Communications
      203.207.9349 Direct
      203.794.1100 x4202
      dhamilton@atmi.com

                                     # # # #

                                  TABLES FOLLOW


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ATMI REPORTS FOURTH QUARTER AND FULL-YEAR 2007 FINANCIAL RESULTS -- PAGE 5 OF 7






                                   ATMI, INC.
                          SUMMARY STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                   THREE MONTHS ENDED       TWELVE MONTHS ENDED
                                   ------------------       -------------------
                                      DECEMBER 31,              DECEMBER 31,
                                      ------------              ------------
                                   2007         2006         2007         2006
                                 --------     --------     --------     --------

Revenues                         $ 98,371     $ 84,369     $364,088     $325,913
Cost of revenues                   47,195       41,644      182,480      162,530
                                 --------     --------     --------     --------
Gross profit                       51,176       42,725      181,608      163,383
Operating expenses:
  Research and                      8,110        7,187       29,879       26,217
development
  Selling, general, and
  administrative                   24,820       22,267       99,227       90,149
                                 --------     --------     --------     --------
  Total operating                  32,930       29,454      129,106      116,366
                                 --------     --------     --------     --------
expenses

Operating income                   18,246       13,271       52,502       47,017

Other income, net                   1,333        2,140        6,901        8,839
                                 --------     --------     --------     --------

Income before income               19,579       15,411       59,403       55,856
taxes

Income taxes                        5,961        4,284       18,864       15,895
                                 --------     --------     --------     --------

Net income                       $ 13,618     $ 11,127     $ 40,539     $ 39,961
                                 ========     ========     ========     ========


Earnings per diluted             $   0.40     $   0.31     $   1.16     $   1.08
share

Weighted-average shares
outstanding - diluted              34,376       35,728       35,093       36,859



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ATMI REPORTS FOURTH QUARTER AND FULL-YEAR 2007 FINANCIAL RESULTS -- PAGE 6 OF 7




                                   ATMI, INC.
                      SCHEDULE OF EQUITY-BASED COMPENSATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                            THREE MONTHS ENDED  TWELVE MONTHS ENDED
                               DECEMBER 31,         DECEMBER 31,
                                  2007     2006      2007       2006
                                  ----     ----      ----       ----

Cost of revenues                      $  118      $  168      $  375      $  910
Research and development                  45         158         432         773
Selling, general, &
  administrative                       1,598       1,167       6,791       7,681
                                      ------      ------      ------      ------
Total equity-based
compensation Expense (1)               1,761       1,493       7,598       9,364
                                      ------      ------      ------      ------


Benefit from income taxes                577         500       2,556       3,137
                                      ------      ------      ------      ------

Equity-based compensation
  Expense, net of income
  taxes                               $1,184      $  993      $5,042      $6,227
                                      ======      ======      ======      ======



(1)These amounts include non-cash amortization expense related to stock options, restricted stock awards, and employee stock purchase plan recorded under FAS 123(R).


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ATMI REPORTS FOURTH QUARTER AND FULL-YEAR 2007 FINANCIAL RESULTS -- PAGE 7 OF 7



                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS
                                 (IN THOUSANDS)




                                                   DECEMBER 31,     DECEMBER 31,
BALANCE SHEET HIGHLIGHTS                               2007             2006
                                                     --------         --------
Assets
   Cash & marketable securities (1)                  $193,697         $204,687
   Accounts receivable, net                            61,405           55,867
   Inventories, net                                    48,885           47,339
   Other current assets                                23,436           24,341
                                                     --------         --------
      Total current assets                            327,423          332,234
   Property, plant, and equipment, net                106,171           92,719
   Marketable securities, non-current(1)                 --             14,379
   Other assets                                        58,647           48,705
                                                     --------         --------
        Total assets                                 $492,241         $488,037
                                                     --------         --------

Liabilities and stockholders' equity
   Accounts payable                                  $ 22,735         $ 20,144
   Other current liabilities                           24,467           30,728
                                                     --------         --------
     Total current liabilities                         47,202           50,872
   Non-current liabilities                             10,656            1,669
   Stockholders' equity                               434,383          435,496
                                                     --------         --------
      Total liabilities & stockholders' equity       $492,241         $488,037
                                                     --------         --------



(1)Total cash and marketable securities equaled $193.7 million and $219.1 million at December 31, 2007 and December 31, 2006, respectively.